UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 3, 2025

Goldman Sachs Real Estate Finance Trust Inc

(Exact name of registrant as specified in its charter)

Maryland	000-56667	99-2025085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 West Street, New York New York

10282

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 902-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 9, 2025, REFT Charles Street LLC (“Seller”), an indirect, wholly-owned subsidiary of Goldman Sachs Real Estate Finance Trust Inc (the “Company”), entered into a Master Repurchase Agreement (together with the related transaction documents, the “Repurchase Agreement”), with Citibank, N.A. (“Citibank”), to finance the acquisition and origination by Seller of floating-rate whole loans, senior participation interests in whole loans and mezzanine loans satisfying certain conditions set forth in the Repurchase Agreement. The Repurchase Agreement provides for asset purchases by Citibank of up to $250 million (the “Facility”).

Advances under the Repurchase Agreement accrue interest at a per annum rate equal to the Term Secured Overnight Financing Rate (“SOFR”) for a one-month period plus a spread as agreed upon by Citibank and Seller for each transaction. The maturity date of the Facility is January 9, 2028, subject to an option by Seller to extend the term for a period not to exceed the repurchase date of the last remaining eligible loan subject to the Repurchase Agreement, which may be exercised upon the satisfaction of certain customary conditions set forth in the Repurchase Agreement.

In connection with the Repurchase Agreement, the Company provided a Guaranty (the “Guaranty”), under which the Company guarantees up to a maximum liability of 25% of the then outstanding obligations of the Seller under the Repurchase Agreement. The Guaranty may become full recourse to the Company upon the commencement of a voluntary bankruptcy or insolvency proceeding by Seller or the Company. The Company is also liable under the Guaranty for actual costs, expenses or liabilities actually incurred by Buyer resulting from customary “bad boy” events as described in the Guaranty.

The Repurchase Agreement and the Guaranty contain representations, warranties, covenants (including financial covenants), events of default and indemnities that are customary for similar repurchase facilities.

Item 3.02	Unregistered Sales of Equity Securities

On January 6, 2025, the Company sold unregistered shares of its common stock (the “Shares”). The offer and sale of the Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The following table details the Shares sold:

Title of Securities*	Number of Shares Sold	Aggregate Consideration
Class I Common Shares	4,392,200.000	$109,805,000
Class S Common Shares	1,270,742.560	$32,052,262	(1)
Class D Common Shares	2,955.083	$75,000	(1)

(1)	Includes upfront selling commissions and placement fees of $284,806

*

We view our different series of common stock (Series T, Series S, Series D and Series I) as being part of the same single class of common stock. However, in order to mirror common industry terminology, we refer to these separate series of common stock as “classes.”

The sale of Shares was made pursuant to subscription agreements entered into by the Company and the purchasers thereof. The Company relied, in part, upon representations from the purchasers in the subscription agreements that each purchaser was an accredited investor (as defined in Regulation D under the Securities Act).

As previously disclosed, on October 4, 2024, the Company entered into a subscription agreement with GS Fund Holdings, L.L.C. (“GS Fund Holdings”), an affiliate of Goldman Sachs & Co, LLC (the “Adviser”), pursuant to which GS Fund Holdings, or an entity that is controlled by, controls or is under common control with GS Fund Holdings (collectively, “Goldman Sachs”) agreed, from time to time, to purchase from the Company an aggregate amount of $100 million in non-voting common stock, at a price per share equal to the Company’s most recently determined net asset value (“NAV”) for the non-voting common stock, or if an NAV has yet to be calculated, then $25.00 (the “Goldman Sachs Investment”). On January 6, 2025, in connection with the Goldman Sachs Investment, the Company issued an aggregate of 1.0 million of its shares of non-voting common stock to Goldman Sachs at a price per share of $25.00 for an aggregate purchase price of $25.0 million. The offer and sale of the shares to Goldman Sachs was exempt from the registration provisions of the Securities Act by virtue of Section 4(a)(2).

Item 5.07	Submission of Matters to a Vote of Security Holders

On January 3, 2025, the sole stockholder of the Company acted by unanimous written consent, in lieu of an annual meeting, to re-elect each of the Company’s current directors, James Garman, Jeffrey Fine, Richard Spencer, Glenn Rufrano, Simon Turner, Trisha Miller, and Gwendolyn Hatten Butler, to the Company’s board of directors, to serve until the Company’s 2026 annual meeting of stockholders and until his or her earlier death, resignation or removal.

Item 8.01	Other Information

Warehoused Investments

Goldman Sachs expects to source a portfolio of real estate debt investments (the “Warehoused Investments”) for acquisition by the Company on the terms and conditions as described in the Company’s Registration Statement on Form 10, as amended, including approval of the affiliate transaction committee of the Company’s board of directors.

On January 7, 2025, Goldman Sachs originated a $33.3 million floating rate, first mortgage loan collateralized by a 196-unit multifamily property located in Smyrna, Tennessee (“Nashville Multifamily”), as a Warehoused Investment to be acquired by the Company. The mortgage loan is intended to refinance the existing debt on the property. The initial term of the loan is three years and provides for two one-year extension options, subject to the satisfaction of certain pre-defined conditions by the borrower. Monthly payments consist of interest only at a rate of one-month term Secured Overnight Financing Rate (“SOFR”) plus 2.70%.

On January 10, 2025, following the approval of the affiliate transaction committee of the Company’s board of directors, the Company acquired Nashville Multifamily and the Warehoused Investment referred to as West Coast 4-Pack as previously described in the Company’s Current Report on Form 8-K filed on December 26, 2024. Each investment was acquired by the Company at an amount equal to (x) the lower of (i) fair value (determined in accordance with the Company’s valuation guidelines) of such Warehoused Investment plus accrued interest, less the unamortized original issue discount through the date of settlement and (ii) the cost of the Warehoused Investment to Goldman Sachs plus accrued interest through the date of settlement, and (y) related costs and expenses, including transaction expenses and expenses of conveyance. For each investment the conveyance amount was based on cost as set forth in (ii) above and the aggregate transfer price for the Warehoused Investments was $77.59 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2025	Goldman Sachs Real Estate Finance Trust Inc

	By:	/s/ Mallika Sinha
	Name:	Mallika Sinha
	Title:	Chief Financial Officer